UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2026

THE LOVESAC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38555	32-0514958
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

421 Atlantic Street Stamford, Connecticut 06901
(Address of Principal Executive Offices, and Zip Code)

(888) 636-1223

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	LOVE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On June 10, 2026, the Board of Directors (the “Board”) of The Lovesac Company (the “Company”) appointed Mr. Andrew Farag to serve as principal accounting officer, Executive Vice President, Chief Financial Officer and Treasurer of the Company, effective June 15, 2026. Mr. Farag, 42, joins the Company from Riveron, a leading business advisory firm specializing in accounting, finance, technology and operations, where he served as Managing Director, from September 2024 to May 2026.  From June 2022 to September 2024, Mr. Farag served as Managing Director of Ankura Consulting Group, which included acting as interim CFO and CEO for public and private equity owned portfolio companies with revenues ranging between $250 million to $2 billion in revenue.  During his tenure at Ankura, Mr. Farag served as the Company’s interim controller from August 2023 to January 2024.  Before Ankura, Mr. Farag was the CFO and COO of Net Retailers, Inc. from January 2021 to June 2022, and the CFO and Interim CEO of Dynamic Communities, a TZP portfolio company, from May 2019 to December 2020. Prior to that, he held the role of CFO at Revolution Marketing from June 2016 to April 2019.  Mr. Farag received a bachelor of science degree in accounting from Purdue University and a master’s degree in business administration from the Kellogg School of Management at Northwestern University.

There is no arrangement or understanding between Mr. Farag and any other persons pursuant to which Mr. Farag was appointed as Chief Financial Officer. Neither Mr. Farag nor any of his immediate family members have been or are currently proposed to be a participant in any transaction that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Farag’s Compensation Arrangement

Pursuant to Mr. Farag’s offer letter and employment agreement with the Company, effective June 15, 2026, Mr. Farag’s base salary will be $560,000 and he will be eligible for an annual cash-based short-term incentive award (“Annual Incentive”) with a target award amount of 70% of his base salary up to a maximum of 140% of his base salary. The payment of any Annual Incentive shall be subject to the Company’s performance relative to metrics and targets set by the Compensation Committee of the Board of Directors for the performance period, and subject to the terms and conditions of any applicable compensation plans. Mr. Farag will be eligible to receive an annual grant of restricted stock units (“RSUs”) with a grant date value of approximately $791,000 which will be subject to time-based and performance-based vesting conditions. Mr. Farag will receive a cash signing bonus of $255,000 payable within thirty (30) days of his commencement of employment, and a one-time RSU grant with a grant date value of approximately $450,000, subject to time-based vesting conditions. The terms and conditions of all RSU grants will be established by the Compensation Committee and governed by applicable equity compensation plans and award agreements. Mr. Farag has entered into an employment agreement with the Company which provides severance benefits upon separation of employment, the terms of which are consistent with the employment agreements that have been entered into with the other executive officers of the Company.

The foregoing summary of Mr. Farag’s employment agreement and offer letter is qualified in its entirety by the complete copy of each document attached hereto as Exhibits 10.1 and 10.2. A copy of the Company’s June 15, 2026 press release announcing the foregoing organizational changes is furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K.

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Resignation of Chief Financial Officer

On June 12, 2026, the “Company and Mr. Keith Siegner, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, agreed that Mr. Siegner will resign from his positions effective June 15, 2026 and transition to a non-executive role ending effective June 22, 2026 (the “Separation Date”). Mr. Siegner’s separation of employment is not related to any financial or accounting issues or any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. In connection with Mr. Siegner’s separation of employment, the Company entered into a separation and release agreement with Mr. Siegner on June 15, 2026 (the “Separation Agreement”) which supersedes the separation benefits set forth in Mr. Siegner’s amended Employment Agreement dated February 23, 2026. Subject to Mr. Siegner’s non-revocation of the Separation Agreement following the Separation Date and his ongoing compliance with his existing non-competition, non-solicitation, confidentiality, non-disparagement and related restrictive covenants, Mr. Siegner is eligible to receive: (i) an aggregate amount equal to $576,800, representing twelve (12) months of Mr. Siegner’s base salary in effect immediately prior to the Separation Date, payable in monthly installments for twelve (12) months following the Separation Date; (ii) accelerated vesting of the final tranche of Mr. Siegner’s time-based RSU award (equal to 3,189 shares of common stock) and performance-based restricted stock unit award (equal to 2,963 shares of common stock) granted on June 30, 2023 under the Company’s Second Amended and Restated 2017 Equity Incentive Plan (the “Equity Plan”), and (iii) subsidized COBRA benefits for a period of up to twelve (12) months from the Separation Date. The balance of Mr. Siegner’s outstanding restricted stock units and performance stock units granted under the Company’s Equity Plan will be forfeited in accordance with the terms of the Equity Plan and related award agreements.

The foregoing description of the Separation Agreement is only a summary and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement by and between The Lovesac Company and Keith Siegner dated June 15, 2026.
10.2	Offer Letter by and between The Lovesac Company and Andrew Farag dated April 1, 2026.
10.3	Employment Agreement by and between The Lovesac Company and Andrew dated June 15, 2026.
99.1	The Lovesac Company Press Release dated June 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2026

THE LOVESAC COMPANY

	By:	/s/ Megan C. Preneta
	Name:	Megan C. Preneta
	Title:	Senior Vice President, General Counsel and Secretary

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